                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                Current Report


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): May 11, 1996



                       Armstrong World Industries, Inc.
            (Exact name of registrant as specified in its charter)




         Pennsylvania                 1-2116                   23-0366390
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)           Identification Number)





313 West Liberty Street, P.O. Box 3001, Lancaster, Pennsylvania       17604
           (Address of principal executive offices)                (ZIP Code)




       Registrant's telephone number, includng area code: (717) 397-0611

Item 5. Other Events.

        The registrant's press release dated May 11, 1996 is attached hereto as
Exhibit 99 and is incorporated herein by reference.


Item 7. Financial Statements and Exhibits.

        (c)  Exhibits.

  Exhibit No.                       Description                     Reference
  -----------                       -----------                     ---------
      99                   Press Release dated May 11, 1996      Filed herewith


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             ARMSTRONG WORLD INDUSTRIES, INC.


Dated: May 13, 1996                    By:   /s/ L. A. Pulkrabek
                                            ---------------------------
                                            L. A. Pulkrabek
                                            Senior Vice President, Secretary and
                                            General Counsel

                                 Exhibit Index
                                 -------------


                                                        Sequential Page No.* or
Exhibit No.                Description                       Reference
- - ----------                 -----------                  -----------------------
   99             Press Release dated May 11, 1996     Filed herewith at page 5.






















- - -------------------

                 CENTER FOR CLAIMS RESOLUTION ISSUES STATEMENT


   LANCASTER, Pa., May 11 - The Center for Claims Resolution (CCR) issued the following statement on Friday, May 10. Armstrong World Industries, Inc. (NYSE:
ACK), is a member of the CCR and subscribes to that statement.

   The Center for Claims Resolution stated that, "Today, a three-judge panel of the U.S. Court of Appeals for the Third Circuit issued a decision regarding an appeal by those who have objected to a preliminary injunction enjoining the class members of Georgine v. Amchem from prosecuting asbestos-related claims against the Center for Claims Resolution (CCR) defendants, pending a final order in Georgine.

   "The Court of Appeals ruled against this landmark settlement, ordering that the preliminary injunction be vacated, and that the District court decertify the class. The opinion, written by Judge Edward Becker, concluded that the case does not meet the requirements for class certification and held that a class action cannot be certified for purposes of settlement unless it can be certified for full-scale litigation.

   "We believe that the Court erred in several respects and the CCR intends to pursue all appellate remedies, including petitioning for rehearing before the Third Circuit en banc and, if necessary, review before the U.S. Supreme Court.

   "CCR's Counsel is confident that substantial arguments can be made in support of rehearing and immediately plans to file a petition for a rehearing in the Third Circuit. We believe there are considerable grounds for this Court to look favorably upon such a petition. And while petitions for rehearing are not commonly granted, the judges recognize that this is a very important case.

   "Originally filed in January 1993 and approved by the courts in August 1994, Georgine v. Amchem Products, Inc. has been lauded as a landmark agreement and a precedent-setting model for tort reform. The agreement, supported by organized labor, is between plaintiffs' attorneys and 20 defendant companies of CCR. It is designed to resolve future asbestos claims outside the courtroom--without costly litigation. During its consideration by the courts, the settlement met several legal benchmarks, including fairness tests and a court-approved, three-month national notification campaign that reached millions of Americans through the media and other forms of communication."

   Armstrong is a manufacturer and marketer of branded products and services that are distinguished by design and/or function for use in finishing the interiors of residential and commercial buildings worldwide. Its products include resilient floor coverings, acoustical ceilings and grid systems, adhesives and insulation. Armstrong also manufactures and markets gasketing materials for the automotive market.